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                                                                   Exhibit 10.25

February 2, 2000


Dear Larry,

         This letter will confirm our understanding regarding the disposition of the November 1, 1996 Promissory Note of $500,000, plus accrued interest of $138,750 (collectively the "Note") payable by you to the Company. META hereby agrees to waive the repayment of the Note in exchange for the Note being converted into additional consideration for the purchase of DeBoever Architectures, Inc., provided the Company's Enterprise Architecture Strategies
(EAS) service * * * * * * * * * * * * * * * or if * * * * * * * * * * * * * *
* * * * * * * * * * prior to December 31, 2001. So long as either the annual growth is achieved or the total gross billings is achieved, one-third of the Note will be extinguished in each respective year ($212,916.67/yr.). In the event the growth is not achieved, the remaining balance of the Note will be payable by you to the Company at the end of the three years.

Sincerely yours,

/s/: Dale Kutnick

Dale Kutnick
President, CEO and
Co-Research Director

                                                  Accepted Agreement:


                                                  /s/: Larry R. DeBoever
                                                  ------------------------------
                                                  Larry R. DeBoever
                                                  Executive Vice President
                                                  META Group Research Fellow